Secretary's Certificate


     The undersigned, Elizabeth A. Bachman, Assistant Secretary of the investment companies enumerated on Exhibit A hereto (individually, the "Fund"), hereby certifies that set forth below is a true and correct copy of the resolution adopted by the Fund's Board on October 14, 1996:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Elizabeth A. Bachman, Marie E. Connolly, Richard
          W. Ingram, Mark A. Karpe and John E. Pelletier, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunto signed my name and affixed the seal of each Fund on October 23, 1996.




                                   ______________________________
                                   Elizabeth A. Bachman

Dreyfus Global Growth Fund        Dreyfus 100% U.S. Treasury
                                              Long Term Fund



(SEAL)                                                (SEAL)



Premier Global Investing,         Dreyfus 100% U.S. Treasury
Inc.                                       Money Market Fund



(SEAL)                                                (SEAL)



Premier Strategic Growth Fund      Dreyfus Florida Municipal
                                           Money Market Fund



(SEAL)                                                (SEAL)



Dreyfus BASIC GNMA Fund         Dreyfus Florida Intermediate
                                         Municipal Bond Fund



(SEAL)                                                (SEAL)



Dreyfus 100% U.S. Treasury      Dreyfus New Jersey Municipal
Short Term Fund                              Bond Fund, Inc.



(SEAL)                                                (SEAL)



Dreyfus 100% U.S. Treasury      Dreyfus New York Insured Tax
Intermediate Term Fund                      Exempt Bond Fund



(SEAL)                                                (SEAL)